UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	February 7, 2013
Date of earliest event reported:	February 4, 2013
Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2013, Fulton Financial Corporation (“Fulton”) promoted Beth Ann L. Chivinski to the position of Executive Vice President and Chief Audit Executive, effective April 1, 2013. Ms. Chivinski has been with Fulton since 1994 and currently serves as Fulton's Executive Vice President, Controller and Principal Accounting Officer. Prior to joining Fulton, she worked for one of the nation's leading auditing and accounting firms in their audit practice. Ms. Chivinski will replace Jerome Furman, Senior Vice President and Chief Auditor, who has announced his decision to retire at the end of 2013.
Upon assuming her new position, Ms. Chivinski will relinquish her responsibilities as Fulton's Principal Accounting Officer. Effective on April 1, 2013, Charles J. Nugent, Fulton's Senior Executive Vice President and Chief Financial Officer, will also serve as Fulton's Principal Accounting Officer. No new compensatory arrangements will be made with Mr. Nugent in connection with his additional role as Fulton's Principal Accounting Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013	FULTON FINANCIAL CORPORATION
By: /s/ E. Philip Wenger N d E. Philip Wenger Chairman of the Board, President and Chief Executive Officer